Exhibit 99.1

Finnovate Acquisition Corp. Announces Business Combination with

Scage International Limited, a zero-emission solution provider focused on new energy heavy-duty commercial vehicles and e-fuel solutions

George Town, Grand Cayman and Nanjing, China, August 21, 2023 — Finnovate Acquisition Corp. (Nasdaq: FNVT) (“Finnovate”), a publicly traded special purpose acquisition company, and Scage International Limited (“Scage”) announced today that they have entered into a definitive Business Combination Agreement (the “Business Combination Agreement”). Upon consummation of the two mergers and the other transaction contemplated by the Business Combination Agreement (the “Business Combination”), Scage Future, a newly formed holding company (“Pubco”) will seek to be listed on the Nasdaq Stock Market. The outstanding securities of Scage and Finnovate will be converted into the right to receive securities of Pubco. The transaction represents a post-combination valuation of $1.0 billion ($1,000,000,000) for Scage upon closing of the Business Combination, subject to adjustment.

Headquartered in Nanjing, China, Scage is a zero-emission solution provider focused on new energy heavy-duty commercial vehicles and e-fuel solutions. Scage has completed the design, production and testing of several new energy commercial vehicles (including the Galaxy II truck), covering application scenarios for logistics, mining and port transportation. Scage’s competitive advantages are characterized by robust R&D capabilities, an accelerated delivery process and an experienced management team. According to Frost & Sullivan, a third-party research firm commissioned by Scage in connection with the proposed Business Combination, Scage’s Galaxy II truck is one of the earliest new energy hybrid heavy-duty trucks in China to operate with a driving range of 2,000 km, which aims to solve the range anxiety problem of new energy heavy trucks. Scage has entered the batch delivery stage for Galaxy II and expects the new Galaxy series based on hydrogen and hydrogen derivatives (e-fuel) will achieve zero carbon while meeting the economic needs of most customers.

Commenting on today’s announcement, Scage’s Founder and Chairman, Chao Gao, said, “I have been an engineer in the automotive industry for nearly 18 years. Throughout my career, I have done a lot of innovative work, but this has been the most exciting one for me. We can see the near future of new energy, intelligent heavy trucks galloping all over the world. This is not only a clean energy revolution but also a gorgeous performance of artificial intelligence, and we have made it a reality. I am very grateful to my team, whose unremitting efforts have brought the company to this historic moment. I’d also like to extend special thanks to Finnovate for its trust. This proposed merger will make more people know about Scage and has given us full confidence in the future. As our next step, we plan to build lean plants in various locations, expanding the reach of Scage products to a broader audience.”

The boards of directors or similar governing bodies of Scage and Finnovate have approved the proposed Business Combination, subject to, among other things, the approval by Scage’s and Finnovate’s shareholders of the proposed Business Combination, satisfaction of the conditions stated in the Business Combination Agreement and other customary closing conditions, including that the U.S. Securities and Exchange Commission (the “SEC”) completes its review of the proxy statement/prospectus relating to the proposed Business Combination, the receipt of certain regulatory approvals, and approval by The Nasdaq Stock Market to list the securities of Pubco.

Scage’s Founder and Chairman, Chao Gao, is expected to continue to lead Pubco after the closing of the Business Combination.

ABOUT SCAGE

Scage is a zero-emission solution provider focused on new energy heavy-duty commercial vehicles and e-fuel solutions. Scage is engaged in the design, testing and commercialization of new energy heavy-duty commercial vehicles for logistics, mining, and port transportation uses.

ABOUT FINNOVATE

Finnovate Acquisition Corp. (Nasdaq: FNVT) is a blank check company incorporated in the Cayman Islands with the purpose of acquiring one and more businesses and assets, via a merger, capital stock exchange, asset acquisition, stock purchase, and reorganization.

ADVISORS

Ellenoff Grossman & Schole LLP is serving as legal advisor to Finnovate. Wilson Sonsini Goodrich & Rosati, Jingtian & Gongcheng and Ogier are serving as legal advisors to Scage.

ADDITIONAL INFORMATION

Pubco intends to file with the SEC a Registration Statement on Form F-4 (as may be amended, the “Registration Statement”), which will include a preliminary proxy statement of Finnovate and a prospectus in connection with the proposed Business Combination involving Finnovate, Pubco, Hero 1, Hero 2 and Scage pursuant to the Business Combination Agreement. The definitive proxy statement and other relevant documents will be mailed to shareholders of Finnovate as of a record date to be established for voting on Finnovate’s proposed Business Combination with Scage. SHAREHOLDERS OF FINNOVATE AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH FINNOVATE’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT FINNOVATE, SCAGE, PUBCO AND THE BUSINESS COMBINATION. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to Finnovate by contacting its Chief Financial Officer, Wang Chiu (Tommy) Wong, c/o Finnovate Acquisition Corp., 20 Genesis Close, George Town, The White House, Grand Cayman, KY1 1208, Cayman Islands, at +852 6290-1860 or at tomwg98@gmail.com.

NO OFFER OR SOLICITATION

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NO ASSURANCES

There can be no assurance that the proposed Business Combination will be completed, nor can there be any assurance, if the Business Combination is completed, that the potential benefits of combining the companies will be realized. The description of the Business Combination contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the Business Combination, copies of which will be filed by Finnovate with the SEC as an exhibit to a Current Report on Form 8-K.

PARTICIPANTS IN THE SOLICITATION

Pubco, Finnovate, Scage and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Finnovate in connection with the Business Combination. Information regarding the officers and directors of Finnovate is set forth in Finnovate’s information statement on Schedule 14F-1, which was filed with the SEC on May 19, 2023. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the Business Combination) and other relevant documents filed with the SEC.

FORWARD-LOOKING STATEMENTS

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “may,” “will,” “expect,” “continue,” “should,” “would,” “anticipate,” “believe,” “seek,” “target,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share; references with respect to the anticipated benefits of the proposed Business Combination and the projected future financial performance of Finnovate and Scage’s operating companies following the proposed Business Combination; changes in the market for Scage’s products and services and expansion plans and opportunities; Scage’s ability to successfully execute its expansion plans and business initiatives; ability for Scage to raise funds to support its business; the sources and uses of cash of the proposed Business Combination; the anticipated capitalization and enterprise value of the combined company following the consummation of the proposed Business Combination; the projected technological developments of Scage and its competitors; ability of Scage to control costs associated with operations; the ability to manufacture efficiently at scale; anticipated investments in research and development and the effect of these investments and timing related to commercial product launches; and expectations related to the terms and timing of the proposed Business Combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Scage’s and Finnovate’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Scage and Finnovate. These forward-looking statements are subject to a number of risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; the inability to recognize the anticipated benefits of the Business Combination; the ability to obtain or maintain the listing of the Pubco’s securities on The Nasdaq Stock Market, following the Business Combination, including having the requisite number of shareholders; costs related to the Business Combination; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of certain projected financial information with respect to Scage; Scage’s ability to successfully and timely develop, manufacture, sell and expand its technology and products, including implement its growth strategy; Scage’s ability to adequately manage any supply chain risks, including the purchase of a sufficient supply of critical components incorporated into its product offerings; risks relating to Scage’s operations and business, including information technology and cybersecurity risks, failure to adequately forecast supply and demand, loss of key customers and deterioration in relationships between Scage and its employees; Scage’s ability to successfully collaborate with business partners; demand for Scage’s current and future offerings; risks that orders that have been placed for Scage’s products are cancelled or modified; risks related to increased competition; risks relating to potential disruption in the transportation and shipping infrastructure, including trade policies and export controls; risks that Scage is unable to secure or protect its intellectual property; risks of product liability or regulatory lawsuits relating to Scage’s products and services; risks that the post-combination company experiences difficulties managing its growth and expanding operations; the uncertain effects of the COVID-19 pandemic and certain geopolitical developments; the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required shareholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination; the outcome of any legal proceedings that may be instituted against Scage, Finnovate, Pubco or others following announcement of the proposed Business Combination and transactions contemplated thereby; the ability of Scage to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; technological improvements by Scage’s peers and competitors; and those risk factors discussed in documents of Pubco and Finnovate filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Finnovate nor Scage presently know or that Finnovate and Scage currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Finnovate’s, Pubco’s and Scage’s expectations, plans or forecasts of future events and views as of the date of this press release. Finnovate, Pubco and Scage anticipate that subsequent events and developments will cause Finnovate’s, Pubco’s and Scage’s assessments to change. However, while Finnovate, Pubco and Scage may elect to update these forward-looking statements at some point in the future, Finnovate, Pubco and Scage specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by Finnovate. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Finnovate Acquisition Corp.

Calvin Kung

The White House 20 Genesis Close

George Town, Grand Cayman KY1 1208

+1 (424) 253-0908